UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. ___)

☒	Filed by the Registrant

☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TRIPADVISOR, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

TRIPADVISOR, INC.

400 1st Avenue

Needham, Massachusetts 02494

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT FOR

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, JUNE 6, 2023

Explanatory Note

On April 26, 2023, Tripadvisor, Inc., a Delaware corporation (the “Company”), filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Proxy Statement”) in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Tuesday, June 6, 2023 (the “Annual Meeting”). The purpose of this supplement, dated May 2, 2023 (this “Supplement”), is solely to (i) update the information contained under the heading “Legal Proceedings” of “Proposal No. 3: Approval of the Redomestication in Nevada by Conversion” and (ii) revise the voting standard required for “Proposal No. 3: Approval of the Redomestication in Nevada by Conversion.” The updates and corrections to the existing disclosure in the Proxy Statement are set forth below under the heading “Changes to the Proxy Statement”. Other than these changes, the Proxy Statement remains unchanged, and this Supplement does not otherwise modify, amend, supplement or affect the Proxy Statement.

From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. This Supplement should be read in conjunction with the Proxy Statement and the other proxy materials previously distributed for the Annual Meeting.

Information on how to vote your shares, or change or revoke your prior vote or voting instruction, is available in the Proxy Statement. If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 6, 2023: Our Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available at: https://ir.tripadvisor.com/financial-information

Changes to the Proxy Statement

The following additional disclosure (changes marked, with new text in bold and underlined) amends and supplements the information contained under the heading “Legal Proceedings” on page 44 of the Proxy Statement as follows:

On April 21, 2023, a putative stockholder class and derivative action was filed in the Delaware Court of Chancery (the “Court”), captioned Palkon, et al. v. Maffei, et al., C.A. No. 2023-0449-JTL (Del. Ch.). The complaint generally alleges that the proposal to redomesticate the Company to Nevada by conversion is a self-interested transaction that confers non-ratable benefits on the Company’s directors and its majority stockholder and asserts claims for breach of fiduciary duty against Mr. Maffei, in his capacity as an alleged controlling stockholder of the Company, as well as against the Company’s directors. The complaint seeks, among other things, to enjoin the conversion. The Company and defendants believe that the claims are without merit and intend to defend themselves vigorously.

The Company has agreed with the plaintiffs not to effect the conversion until the Court enters a final non-appealable order dismissing the action or by agreement of the parties, subject to the Court approving the termination of the order.

The Company will hold the Annual Meeting, including the consideration of the proposal regarding the Redomestication, as scheduled on June 6, 2023.

The following additional disclosure (changes marked, with new text in bold and underlined and deleted text in bold and strikethrough) amends and supplements the second sentence under the heading “Required Vote” on page 44 of the Proxy Statement as follows:

This proposal requires the affirmative vote of a majority of the voting power of the shares of Tripadvisor capital stock outstanding ~~, present in person or represented by proxy,~~ and entitled to vote thereon, voting together as a single class.

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